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                                                                   EXHIBIT 10.15

                                    FACILITY

                                     between

                      CASH PAYMASTER SERVICES EASTERN CAPE
                              (PROPRIETARY) LIMITED
                                (the "Borrower")

                                       and

                                 NEDBANK LIMITED
                                  ("the Bank")
                            or its successor in title

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                                TABLE OF CONTENTS

1     INTERPRETATION                                1
2     FACILITY                                      7
3     PURPOSE                                       7
4     DRAWDOWNS                                     7
5     REPAYMENT                                     9
6     INTEREST                                     10
7     PAYMENTS                                     10
8     TAXES                                        11
9     INCREASED COSTS                              12
10    UNAVAILABILITY OF FACILITY                   13
11    ALLOCATION OF PAYMENTS                       14
12    EXCHANGE CONTROL APPROVAL                    14
13    UNDERTAKINGS                                 15
14    WARRANTIES                                   16
15    INFORMATION                                  20
16    AUTHORISATION                                21
17    NEGATIVE PLEDGE                              21
18    DISPOSALS                                    21
19    INSURANCE                                    22
20    MAINTENANCE OF STATUS                        22
21    DEFAULT                                      23
22    FEES                                         29
23    VAT                                          30
24    EVIDENCE AND CALCULATIONS                    30
25    TRANSFER, CESSION AND ASSIGNMENT             31
26    SET-OFF                                      31
27    COSTS                                        31
28    WHOLE AGREEMENT                              31
29    VARIATION OF TERMS                           32
30    NO INDULGENCE                                32
31    PRESCRIPTION                                 32
32    SEVERABILITY                                 32
33    RENUNCIATION OF BENEFITS                     33
34    NOTICES                                      33
35    GOVERNING LAW                                35

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                                    FACILITY

                                     between

                      CASH PAYMASTER SERVICES EASTERN CAPE
                              (PROPRIETARY) LIMITED
                                (the "Borrower')

                                       and

                                 NEDBANK LIMITED
                                  ("the Bank")
                            or its successor in title

IT IS AGREED AS FOLLOWS

1  INTERPRETATION

1.1   Definitions

      In this Agreement:

1.1.1 "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are open for business in Johannesburg;

1.1.2 "COMPANY LAW" means the Company Law applicable in the Republic of South Africa;

1.1.3 "DEFAULT" means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of

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            Default between the parties hereto and as contemplated in this
            Agreement;

1.1.4 "DEPARTMENT" means the Department of Social Welfare and Population Development, Province of the Eastern Cape, being the governmental body responsible for the payment of social grants to social grant beneficiaries in the province of the Eastern Cape;

1.1.5       "DRAWDOWN DATE" means the date of the advance of a Loan.

1.1.6 "EFFECTIVE DATE" means the later of the date of this Agreement or the date upon which the conditions precedent provided for in clause 4 are fulfilled;

1.1.7 "EVENT OF DEFAULT" means an event specified as such in this Agreement;

1.1.8 "FACILITY" means the fluctuating term credit facility to be made available to the Borrower by the Bank pursuant to the terms of this Agreement;

1.1.9 "FACILITY OFFICE" means the office(s) notified by the Bank to the Borrower by not less than two Business Days' notice as the office(s) through which it will perform all or any of its obligations under this Agreement from time to time;

1.1.10      "FINANCIAL INDEBTEDNESS" means any indebtedness in respect of:-

1.1.10.1          monies borrowed at banks and other financial institutions;

1.1.10.2 any debenture, bond, note, loan stock or other security but excluding any bill or note drawn, accepted or issued by the Borrower in the ordinary course of its business;

1.1.10.3          any acceptance credit;

1.1.10.4 receivables sold or discounted (otherwise than on a non-recourse basis);

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1.1.10.5          the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

1.1.10.6 any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

1.1.10.7 any currency swap or interest swap, cap or collar arrangement or any other derivative instrument except insofar as it has been provided for in its financial statements from time to time in accordance with Generally Accepted Accounting Practice;

1.1.10.8 any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

1.1.10.9 any guarantee, indemnity or similar assurance against financial loss of any person but excluding performance or similar guarantees of a non-financial nature provided they are/were given in the ordinary course of business.

1.1.11 "HOLDING COMPANY" means, in relation to a person, an entity of which that person is a Subsidiary;

1.1.12 "INVOICE" means the weekly invoice generated by the Borrower on the Invoice Date addressed to the Department and copied to the Bank, reflecting daily payments made by the Borrower to social grant beneficiaries on behalf of the Department from an Invoice Date to the day preceding the next Invoice Date, both days inclusive;

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1.1.13      "INVOICE DATE" means each Monday following a drawdown by the
            Borrower of a Loan or Loans, provided that if any such Monday does not fall on a Business Day, then the next Business Day;

1.1.14 "LOAN" means the capital amount of each of the amounts drawn down daily by the Borrower from time to time under this Agreement;

1.1.15 "MATERIAL ADVERSE EFFECT" means a material adverse change in the business, property, operations, assets, condition (financial or otherwise) of the Borrower and/or any sureties or guarantors, if any, as the case may be, which change, in the reasonable opinion of the bank, prevents or aggravates the Borrower's ability to perform or observe, in the normal course, its obligations arising from or in terms of the facility and/or prevents or aggravates the ability of any sureties or guarantors, as the case may be, to perform or observe, in the normal course, their obligations arising from or in terms of a suretyship or guarantee, as the case may be, or the validity and enforceability of the Facility or the rights and remedies of the Bank thereunder;

1.1.16 "MATERIAL PORTION OF ITS ASSETS OR UNDERTAKING" means in aggregate ten per cent (10%) or more of the book value of the Borrower's total assets reflected in its most recent audited financial statements or interim financial statement;

1.1.17 "PARTY" means a party to this Agreement, and shall include any Subsidiary of Nedbank Limited with whom the Facility is placed in terms of clause 25;

1.1.18 "RAND" or "ZAR" means the lawful currency for the time being of the Republic of South Africa;

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1.1.19      "REPAYMENT DATE" means, in relation to the Loans made up to and including the Invoice Date, the 7th (Seventh) Business Day immediately following the Invoice Date, provided that the Bank, in its sole and unfettered discretion, may allow such date to be extended by a maximum of 2 (Two) Business Days ("THE EXTENDED REPAYMENT PERIOD") following a request by the Borrower, without prejudice to any rights which the Bank may have as a result of any failure by the Borrower to pay any amount due as at such date;

1.1.20 "SECURITY INTEREST" means any mortgage, guarantee, suretyship, pledge, lien, deed/s of cession, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security;

1.1.21 "SUBSIDIARY" means an entity and "SUBSIDIARIES" means entities from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent (50%) of the share capital or similar right of ownership;

1.1.22 "TOTAL COMMITMENT" means the aggregate maximum sum of the Loans to be made by the Bank to the Borrower in terms of this Agreement, being ZAR 150,000,000 (One Hundred and Fifty Million South African Rands), which amount excludes any interest.

1.2   CONSTRUCTION

1.2.1 In this Agreement, unless the contrary intention appears, a reference to:

1.2.1.1 an "AMENDMENT" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

1.2.1.2 "ASSETS" includes present and future properties, revenues and rights of every

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                  description;

1.2.1.3 an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

1.2.1.4 "CONTROL" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

1.2.1.5 a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

1.2.1.5.1 if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

1.2.1.5.2 if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

1.2.1.6 a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory. self-regulatory or other authority or organisation;

1.2.1.6.1 a provision of law is a reference to that provision as amended or re enacted:

1.2.1.6.2 a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

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1.2.1.6.3               a person includes its successors and assigns;

1.2.1.6.4               a document is a reference to a document as amended; and

1.2.1.6.5 a time of day is a reference to local time in the Republic of South Africa.

1.2.1.7 The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2  FACILITY

   Subject to the terms of this Agreement, and with effect from the Effective Date, the Bank agrees to make the Facility available to the Borrower, up to an amount not exceeding the Total Commitment.

3  PURPOSE

   The Borrower shall apply each Loan exclusively towards making social grant payments on behalf of the Department in terms of its service level agreement with the Department. Without affecting the obligations of the Borrower in any way, the Bank is not bound to monitor or verify any application for a Loan.

4  DRAWDOWNS

4.1   MONTHLY FORECAST

      The Borrower will provide the Bank with a written monthly forecast of the daily drawdowns to be made by the Borrower at least three Business Days prior to the first day of the month in question. The Bank will make funds available for the Borrower to drawdown in terms of this Agreement on a daily basis in accordance with the monthly forecast. Should the Borrower wish to drawdown any funds in excess of the

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      daily amounts set out in the monthly forecast, the Borrower shall deliver a written request to the Bank for each such excess drawdown at least three Business Days prior to the applicable Drawdown Date. Any written request so delivered is irrevocable and at the sole discretion of the Bank. Notwithstanding the aforegoing, in the event that:

4.1.1 money has been stolen from the Borrower and such money is recoverable from the Borrower's insurers, whether self insurance fund or external, as the case may be; or

4.1.2 money delivered to the Borrower has been damaged and will be replaced by the South African Reserve Bank; or

4.1.3 the Borrower is aware of social grant beneficiaries who wish to collect social grant payments to which they are entitled, but who did not previously collect such payments;

      and, as a consequence, the Borrower will require a Loan or Loans in excess of the drawdown due in terms of the monthly forecast, then the Bank may, but is not obliged to, agree in writing to allow such excess or excesses to be drawn down in terms of this Agreement on short notice.

4.2   MAXIMUM

      The Bank will not be obliged to pay any drawdown should the aggregate of the Loans, and bank charges (taking into account the drawdown refused by the Bank) exceed the Total Commitment.

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5  REPAYMENT

5.1 It is recorded that the Borrower will generate an Invoice on the Invoice Date. A copy of each Invoice will be e-mailed and faxed to the Bank on the Business Day immediately following the Invoice Date.

5.2 The Borrower shall repay each Loan on the Repayment Date relating thereto. The Borrower shall procure that the Department pays the amounts due in terms of each Invoice by the Department to the Borrower in terms of the service level agreement between the Borrower and the Department into the account designated for such payment by the Bank. It is recorded that, until the Bank notifies the Borrower otherwise in writing, the account so designated shall be the Borrower account held under account number 1454-045-817.

5.3 In the event that any Loan has not been repaid at the relevant Repayment Date, or in the event that any amount due by the Borrower to the Bank in terms of this Agreement is unpaid, then the Bank shall be entitled, without prejudice to any other rights which may accrue to it in terms of this Agreement, to refuse any further draw downs on the Facility until such loan and interest have been repaid. The Bank may further demand the return and redeposit of any such monies, and the Borrower shall comply with such demand forthwith.

5.4 Any amounts that have been repaid can subsequently be redrawn, provided that:

5.4.1       the conditions for drawdown of Loans as contemplated herein are met;

5.4.2       the Borrower is not in Default;

5.4.3       the Total Commitment is not exceeded; and

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5.4.4       the Borrower shall repay each Loan in full on the Repayment Date.

6  INTEREST

6.1   INTEREST RATE

      Unless otherwise agreed upon in writing by the parties, the interest rate payable by the Borrower on the amounts of the Loans outstanding from time to time will be the Banks overnight call lending rate quoted by the Nedbank treasury from time to time, and interest will be paid to the Bank by the debiting of the Borrower's current account held at a branch of the Bank.

6.2   DUE DATES

      Interest will be calculated daily on the outstanding amounts of the Loans and, except as otherwise provided in this Agreement, accrued interest on a Loan will be payable by the Borrower on a monthly basis in line with the interest cycle of the Aplitec Group on the Repayment Date of each Loan.

6.3   DEFAULT INTEREST

      If the Borrower fails to pay any amount payable by it under this Agreement, it shall, forthwith on demand by the Bank, pay interest on the overdue amount from the Repayment Date up to the date of actual payment (both days inclusive) at the Banks publicly quoted prime overdraft rate from time to time.

7  PAYMENTS

7.1   PLACE

      All payments due by the Borrower shall be paid to the Bank at such Facility office or

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      branch of the Bank in the Republic of South Africa as the Bank may notify to the Borrower for this purpose.

7.2   CURRENCY

      Any amounts payable in respect of this Agreement are payable in the currency in which they are incurred, which for the purposes of this Agreement is ZAR (South African Rand).

7.3   SET-OFF AND COUNTERCLAIM

      All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

7.4   NON DAYS

7.4.1 If a payment under this Agreement is due on a day which is not a Business Day, the Repayment Date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not)

7.4.2 During any extension of the Repayment Date for payment of any amount under this Agreement as contemplated in clause 7.4.1 above, interest shall be payable on that amount from the Repayment Date until the Extended Repayment Date, both days included at the rate applicable as at the original Repayment Date.

8  TAXES

8.1 All payments by the Borrower under this Agreement shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to

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      any taxes. Subject to paragraph 8.2.1 below, if any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower under this Agreement, the Borrower shall pay such additional amount as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

8.2   The Borrower shall:

8.2.1 pay when due all taxes required by law to be deducted or withheld by it from any amount paid or payable under this Agreement;

8.2.2 within 15 (Fifteen) days of the payment being made deliver to the Bank evidence satisfactory to the Bank (including all relevant tax receipts) that the payment has been duty remitted to the appropriate authority.

9  INCREASED COSTS

9.1 If, by reason of (i) any change in law or in its interpretation or administration or (ii) compliance with any request from or requirement of general application of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which the Bank is required to or does maintain capital resources having regard to the Bank's obligations hereunder and to amounts owing to it hereunder):

 9.1.1 the Bank incurs a cost as a result of the Bank's having entered into this Agreement or as a result of the Bank performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement

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                                                                         Page 13

            and/or making one or more Loans hereunder;

9.1.2 the Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

9.1.3 there is any increase in the cost to the Bank of funding or maintaining all or any of the Loans made or to be made by the Bank hereunder; or

9.1.4 the Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of the Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of the Loan made or to be made by the Bank hereunder and/or to any sum received or receivable by it hereunder, then the Bank shall notify the Borrower as soon as is reasonably possible thereof, and the Borrower shall pay to the Bank amounts sufficient to indemnify the Bank against, as the case may be (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the reasonable opinion of the Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the reasonable opinion of the Bank, attributable to its funding or maintaining advances hereunder) or (4) such liability.

10  UNAVAILABILITY OF FACILITY

    Should:

10.1 there be any change in legislation or in the departmental practice of any authority, and in particular without limiting the generality of the aforegoing any change in the

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      Income Tax Act, 1962 (as amended) or the Banks Act, 1990 (as amended) or any regulations made in terms thereof, or in the interpretation or application of any such legislation or departmental practice, by any court or competent official; or

10.2 there be any change in banking practice as it affects or is applied by the Bank and any other financial institution registered as such in the applicable jurisdiction; or

10.3  any other event occurs which is beyond the control of the Bank;

    with the result the facility contemplated in this Agreement is no longer made available, then the Bank shall notify the Borrower in writing that the facility will no longer be made available to the Borrower, or will only be made available to the Borrower on certain specified terms and conditions, and the Borrower shall, within 5 (Five) days unless otherwise agreed between the parties in writing of the dispatch of such notice elect:

10.4  to utilise the facility under the specified terms and conditions; or

10.5  to forthwith settle all amounts owing to the Bank.

11  ALLOCATION OF PAYMENTS

    The Bank will be entitled to allocate any payment made to the Bank by the Borrower to any indebtedness of the Borrower to the Bank, and the Borrower waives any rights it may have to name the debt to which payment is to be allocated.

12  EXCHANGE CONTROL APPROVAL

    Where applicable, the Borrower shall comply with the requirements of the Exchange Control Regulations and will furnish proof of such compliance to the Bank on request.

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13  UNDERTAKINGS

    The Borrower undertakes:

13.1 to furnish the Bank with the audited annual financial statement of itself and any guarantors and/or sureties (consolidated, if the Borrower or guarantor and/or surety has Subsidiaries) and all other financial information with which a shareholder is entitled to be furnished by the Borrower or guarantor and/or surety, as soon as same are available, and in any event within 120 (One Hundred and Twenty) days after the end of each reporting period;

13.2 to maintain in full force and effect, all government, tax, monetary and other approvals required to enable the Borrower to continue in its business and affairs;

13.3 not to create a Security Interest over any of its assets, except for existing Security Interests, without the prior written consent of the Bank, which consent shall not be unreasonably withheld if the Security Interests are in the normal course of business;

13.4 to immediately notify the Bank in writing, and provide details, of any proposed amendment to the memorandum or articles of association of the Borrower, or to those of any guarantor and/or surety which could have a Material Adverse Effect on the ability of the Borrower or of any guarantor and/or surety to meet the Borrowers obligations in terms hereof;

13.5 to, within 21 (Twenty One) Business Days from the Signature Date, deliver to the Department, a letter, the content of which had been pre-approved by the Bank, in which the Department is informed that the Borrower has ceded, assigned and transferred, as security, all its rights, title and interest, in and to and against the

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      Department for payment of social grant payments made on behalf of the
      Department to the Bank;

13.6  to promptly inform the Bank in writing of --

13.6.1 any occurrence of which it becomes aware which will or may adversely affect the Borrower's ability to perform or observe its obligations in terms of the facility; or

13.6.2 any restructuring, disposal of assets or other transaction which could have a Material Adverse Effect on the ability of the Borrower or of any guarantor and/or surety to meet the Borrowers obligations in terms hereof;

13.6.3 any occurrence of which it becomes aware which will or may adversely affect the ability of any surety and/or guarantor for the obligations of the Borrower to the Bank to perform or observe its obligations in terms of the deed of suretyship or guarantee; or

13.6.4      of any Event of Default,

      forthwith upon becoming aware thereof, and, from time to time, if so requested by the Bank to confirm to the Bank in writing that, save as otherwise stated in such confirmation, no such Event of Default has occurred or is continuing

13.7 to furnish to the Bank upon demand by the Bank, with such information as the Bank may reasonably require.

14  WARRANTIES

14.1 The Borrower represents and warrants to the Bank (each warranty or undertaking given by the Borrower in terms of this Agreement being a separate warranty in no way limited or restricted by any other warranty or representation, and being deemed

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      to be a representation of fact inducing the Bank to enter into this agreement) that:

14.1.1 the Bank shall at all times be and remain the sole funder to the Borrower of pension disbursements or payments in the Eastern Cape;

14.1.2 it is a corporation duty registered and existing under the laws of the Republic of South Africa, and it will maintain its corporate existence at all times, and will not amalgamate, merge or consolidate with any other person or entity which might have a Material Adverse Effect on its ability to meet its obligations in terms hereof;

14.1.3 it has full power to enter into and perform in terms of this Agreement and has taken all necessary corporate and other actions to authorize the borrowings hereunder;

14.1.4 the terms and conditions of this Agreement constitute legal, valid, binding and enforceable obligations of the Borrower, and the Borrower will ensure that its obligations in terms hereof will at all times rank at least pari passu with all other indebtedness of the Borrower of whatsoever nature;

14.1.5 no litigation, arbitration or administrative proceeding is presently in progress or, to the knowledge of the Borrower, pending or threatened against it, or any of its assets, which relates to the facility contemplated in this Agreement or which would have a Material Adverse Effect on the financial condition of the Borrower;

14.1.6 the execution by the Borrower of this Agreement constitutes, and its exercise of its rights and performance of its obligations under this Agreement, will constitute, private and commercial acts done and performed for private and commercial

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            purposes; and the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the Republic of South Africa in relation to this Agreement;

14.1.7 it is not a party to any agreement materially affecting, or which is likely to have a Material Adverse Effect on, its financial condition;

14.1.8 no Event of Default, or default of any other contractual obligation or of any court order or judgement is outstanding or might result from the Borrower entering into, and performing in terms of this Agreement or from the making of a Loan, and, in particular, without limiting the generality of the aforegoing, the Borrower is not in default in respect of its obligations in respect of any other borrowed monies;

14.1.9 no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or a combination of the foregoing, might constitute) a default under any document which is binding on it or its assets to an extent or in a manner which might have a Material Adverse Effect on the financial condition of it or the ability of the Borrower to perform its obligations under this Agreement;

14.1.10 it has good title to all its assets which are reflected in its financial statements or has not sold or otherwise disposed of any such assets as reflected in its last audited financial balance sheet;

14.1.11 its most recent audited annual financial statements, and the most recent consolidated audited annual financial statements of Cash Paymaster Services (Proprietary) Limited, fairly represent the consolidated financial position of Cash

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            Paymaster Services (Proprietary) Limited, the Borrower and its
            Subsidiaries respectively, where applicable, and the consolidated results of their operations of that financial year, and that the said financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of South Africa, consistently applied, and that neither Cash Paymaster Services (Proprietary) Limited, nor the Borrower have significant liabilities present or contingent, including, without limitation, liabilities for taxes or material forward or long term commitments, including off-balance sheet financing commitments or any potential obligation to purchase in terms of a put option agreement which are not disclosed or provided for in such financial statements;

14.1.12 there has been no material adverse change in the financial or other condition of Cash Paymaster Services (Proprietary) Limited or the Borrower since the date of their last audited financial statements;

14.1.13 all the information supplied by the Borrower and any surety in connection with this Agreement is true, complete and accurate in all material respects and the Borrower is not aware of any material facts or circumstances that have not been disclosed to the Bank;

14.1.14 the Borrower has not ceded, assigned or transferred any of its book debts or any rights in terms of its service level agreement with the Department to any third party;

14.1.15 the Borrower will not make use of the facilities of any bank or other financial institution other than the Bank during the course of this Agreement for purposes of funding of pension disbursements or payouts.

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14.2  The representations and warranties given by the Borrower are made on the date of this Agreement and are deemed to be repeated by the Borrower at each Drawdown Date, unless the Borrower notifies the Bank in writing otherwise at the date of each drawdown with reference to the facts and circumstances then existing.

14.3 The Borrower shall be deemed on the first day of each of its financial years to represent and warrant that each of the representations and warranties is true and accurate on such day and, in addition, that the then latest accounts of the Borrower and its subsidiaries, delivered to the Bank pursuant hereto, fairly represent the financial position of the Borrower or the consolidated financial position of the Borrower and its subsidiaries, as the case may be.

15  INFORMATION

    The Borrower shall supply to the Bank :

15.1 all documents dispatched by the Borrower to its shareholders (or any class of them) or by it to its creditors (or any class of them) at the same time as they are dispatched to such shareholders or creditors;

15.2 promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect on the financial condition of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement;

15.3 promptly, such further information in the possession or control of the Borrower regarding its financial condition and operations as the Bank may reasonably request

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      and should the financial information not be given as requested then the
      Borrower shall be deemed to be in Default of this Agreement. Should the information be given however, then the Bank shall be obliged to keep such information confidential, provided that the Bank shall be entitled to provide any such information to any Subsidiary of Nedbank Limited with whom the Facility is placed in terms of clause 25; and

15.4 promptly, a written notification of any proposed amendment, variation or material change to the service level agreement between the Borrower and the Department.

16  AUTHORISATION

    The Borrower shall promptly, if applicable, obtain, maintain and comply with the terms of, and supply certified copies to the Bank of, any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement.

17  NEGATIVE PLEDGE

    The Borrower shall not create, or permit to subsist, any Security Interest over a material portion of its assets or undertaking. The provisions of this clause shall not apply to any Security Interest created with the written consent of the Bank.

18  DISPOSALS

    The Borrower shall not either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily dispose of a material portion of its assets or undertakings without the prior written consent of the Bank.

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19  INSURANCE

19.1 The Borrower shall maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business, and specifically against the risks associated with the handling and transport of cash. Such insurance policies:

19.1.1 shall be available for inspection by the Bank on demand at all times; and

19.1.2 shall, on demand, be ceded and pledged to and in favour of the Bank as security for the obligations of the Borrower in terms of this Agreement, and the Banks interest shall be noted on the said insurance policies.

19.2 Where the Borrower is self-insured, the Borrower shall ensure that at all material times, sufficient finance is available to cover any risks normally associated with the carrying on the same or similar class of business and specifically against the risks associated with the handling and transport of cash. In the event of the Borrower suffering losses of more than R10 000 000.00 (Ten Million Rand) in aggregate in any 12 (Twelve) month period, as a result of theft or fraud, then the Bank will be entitled to require the Borrower to take out insurance with a recognized insurer agreed to by the Bank in respect of such risks and/or make alternative arrangements to the satisfaction of the Borrower.

20  MAINTENANCE OF STATUS

    The Borrower shall do all such things as are necessary to maintain its corporate existence; and ensure that it has the right and is duly qualified to conduct its business as it is

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    conducted in all applicable jurisdictions.

21  DEFAULT

21.1  EVENTS OF DEFAULT

      Each of the events set out in this clause 21 is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

21.2  NOTIFICATION OF DEFAULT

      The Borrower shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

21.3  NON-PAYMENT

      The Borrower fails to pay any amount due in terms of this Agreement on the due date thereof.

21.4  INVOICE

      The Borrower fails to generate an Invoice on the Invoice Date, or fails to provide the Bank with a copy of the Invoice as provided for in clause 5.1.

21.5  BREACH OF OTHER OBLIGATIONS

      The Borrower does not comply with any provision of this Agreement (including, inter alia, a breach of any under-taking) (other than failure to pay any amount due in terms of this Agreement as provided for in clause 21.3, or failure to generate an Invoice or provide the Bank with a copy of an Invoice as provided for in clause 21.4) and, if that Default is capable of remedy, does not remedy the failure within 3 (Three) Business

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      Days of the date of the notice from the Bank requiring the Borrower to remedy that default.

21.6  MISREPRESENTATION

      A representation, warranty or statement made or repeated in or in connection with this Agreement or in any document delivered by or on behalf of the Borrower under or in connection with this Agreement is incorrect in any material respect when made or given or deemed to be made, given or repeated.

21.7  CROSS-DEFAULT

21.7.1      Any Financial Indebtedness of the Borrower is not paid when due; or

21.7.2 An event of default howsoever described (or any event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing, would constitute such an Event of Default) occurs under any document relating to the Financial Indebtedness of the Borrower; or

21.7.3 Any Financial Indebtedness of the Borrower becomes prematurely due and payable and is not repaid in the notice period applicable thereto or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

21.7.4 Any commitment for, or underwriting of, any Financial Indebtedness of the Borrower is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

21.7.5 Any Security Interest securing Financial Indebtedness over any asset of the

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                                                                         Page 25

            Borrower becomes enforceable unless the Borrower, in good faith and on notice to the Bank defends such enforcement.

21.8  INSOLVENCY

      The Borrower is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due, where:

21.8.1 the Borrower suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

21.8.2 the Borrower, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness,

21.9  INSOLVENCY PROCEEDINGS

21.9.1 Any procedural step (including application, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of the Borrower; or

21.9.2 A meeting of the Borrower is convened for the purpose of considering any resolution for (or to apply for) its winding-up or for its administration or any such resolution is passed; or

21.9.3 Any person presents an application for the winding-up or for the administration of the Borrower (except for any frivolous or vexatious winding up application which the Borrower demonstrates is being contested in good faith and by due process

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            and for which an adequate reserve has been set aside to satisfy the claim underlying such application) and in respect of which the Borrower has not demonstrated to the Bank that it is taking steps to contest such action in good faith within ten Business Days of presentation of that application; or

21.9.4 An order for the winding-up or administration of the Borrower is made; or

21.9.5 Any other procedural step (including an application, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding- up or dissolution of the Borrower or any other insolvency proceedings involving the Borrower.

21.10 APPOINTMENT OF RECEIVERS AND MANAGERS

21.10.1 Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower or any part of its assets; or

21.10.2 The directors of the Borrower request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

21.10.3 Any other procedural step is taken to enforce any Security Interest over any part of the assets of the Borrower unless the Borrower in good faith and on notice to the Bank defends such enforcement.

21.11 CREDITORS PROCESS

      Any attachment, sequestration, distress or execution affects any Material portion of the Borrower's assets or undertaking and is not discharged within 21 (Twenty One)

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      days.

21.12 CESSATION OF BUSINESS

      The Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business.

21.13 MANDATORY REPAYMENT

      If there is a change in law which renders, will render or may have the effect of rendering this Agreement or anything done or to be done pursuant to this Agreement illegal, invalid or unenforceable and the parties in good faith fail to rectify such illegality, invalidity or enforceability (provided such illegality, invalidity or enforceability is capable of being rectified), or do not agree upon alternative acceptable provisions, within five Business Days (or such longer period as may be agreed between the parties in writing) after receipt of notice from the Bank advising the Borrower of the relevant change, then the Bank shall in addition to and without. prejudice to any other rights it may have in terms of this Agreement or in law, be entitled to call upon the Borrower to repay the outstanding Loans together with all accrued interest thereon and all other amounts due in terms of this Agreement, which amounts shall immediately become due and payable.

21.14 MATERIAL ADVERSE EFFECT

      Any event or series of events occurs which, in the reasonable opinion of the Bank, might have a Material Adverse Effect on the financial condition of the Borrower or on the ability of the Borrower to comply with its obligations under this Agreement. For the purposes hereof:

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21.14.1     the fact that the service level agreement with the Department is not concluded and executed to the satisfaction of the Bank on or before 31 January 2003 (or such later date as may be agreed upon by the parties in writing); or

21.14.2 any change of any nature whatsoever in the authorised or issued share capital from that at the date of this Agreement, or any change in the shareholding of the Borrower from that at the date of this Agreement which constitutes a change in control of the Borrower will be deemed to be a Material Adverse Effect as contemplated herein;

      will be deemed to be a material adverse change as contemplated herein.

21.15 CHANGE OF CONTROL

      An Event of Default will occur during the existence of the Facility where the Borrower is no longer a wholly owned Subsidiary of the Holding Company which is the Holding Company of the Borrower as at the Effective Date.

21.16 ACCELERATION

      At any time, whether or not there has been an Event of Default, the Bank may, by notice to the Borrower (provided that the Bank will give the Borrower 7 (seven) days written notice if there has not been an Event of Default):

21.16.1     cancel the Facility; and/or

21.16.2 demand that all Loans made in terms of this Agreement, together with accrued interest and all other amounts accrued under this Agreement, be immediately due and payable, whereupon it shall become immediately due and payable; and/or

21.16.3 set off the indebtedness of the Borrower to the Bank under or in terms of or

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                                                                         Page 29

            arising from the Facility against any and all amounts standing to the credit of the Borrower in the books of the Bank and for the purposes thereof, the parties hereby agree to the extent that any such indebtedness is or such amounts are in a currency other than Rands ("FOREIGN CURRENCY"), such indebtedness or amounts shall be converted from such foreign currency to Rands at the spot Rand/foreign currency rate quoted by the Bank on the date of conversion;

21.16.4 demand reimbursement from the Borrower for all expenses incurred by the Bank in recovering any amounts owed by the Borrower, which reimbursement shall be payable by the Borrower upon such demand inclusive of costs on a scale as between attorney and own client.

21.17 INDEMNITY

      The Borrower hereby indemnifies the Bank against any loss o liability which the Bank incurs as a consequence of the occurrence of any Default.

22  FEES

22.1  BANK CHARGES

      The Bank shall be entitled to charge its normal transaction and bank charges as levied by the Bank from time to time, which have been disclosed to the Borrower, and the Borrower shall pay same in accordance with the Bank's policy in this regard from time to time.

22.2  FACILITY FEE

      The Borrower shall pay to the Bank a facility fee in the aggregate amount of ZAR 500,000 (Five Hundred Thousand South African Rand), which amount shall be

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      payable monthly in advance in 12 (twelve) equal instalments, the first instalment (for January 2003) falling due for payment on 1 January 2003 and each following instalment payable on or before the first day of each succeeding month.

23  VAT

    Any fee referred to in this Agreement is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee if any value added tax ("VAT') or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee. The Bank will provide the required VAT invoices in respect of any VAT which may be payable by the Borrower in terms hereof.

24  EVIDENCE AND CALCULATIONS

24.1  ACCOUNTS

      Accounts maintained by the Bank in connection with this Agreement are prima facie proof of the matters to which they relate.

24.2  CERTIFICATES AND DETERMINATIONS

      A certificate signed by any Assistant General Manager of the Bank (whose appointment need not be proved) shall be prima facie proof of all matters stated therein, for all purposes in connection with this Agreement.

24.3  CALCULATIONS

      Interest accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 (Three Hundred and Sixty
      Five) days and will be compounded monthly in arrear.

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25  TRANSFER, CESSION AND ASSIGNMENT

    The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights or obligations under this Agreement. The Bank reserves the right to place the Facility in whole or in part with any Subsidiary of Nedbank Limited and to disclose to that subsidiary any financial information which may be required to support such placing.

26  SET-OFF

    Should the Borrower be in Default, the Bank may set-off any obligation owed by the Borrower under this Agreement against any other obligation (whether or not mature) owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. Nothing in this clause will be construed as creating a Security Interest.

27  COSTS

    All costs and expenses which the Bank may incur in connection with the enforcement or preservation of any of its rights under this Agreement including, without limiting the generality of the aforegoing, legal costs on an attorney and client scale, tracing fees and stamp duty, shall be borne by the Borrower. All costs of drafting this Agreement shall be borne by the Bank.

28  WHOLE AGREEMENT

    This Agreement constitutes the whole of the agreement between the parties hereto relating to the matters dealt with in this Agreement and save to the extent otherwise provided herein, or save as recorded in writing and signed by the parties, no undertaking, representation, term or condition relating to the subject matter of this agreement not

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    incorporated in this agreement shall be binding on any of the parties.

29  VARIATION OF TERMS

    No variation or amendment of this Agreement shall be of any force or effect unless reduced to writing and signed by the Borrower on the one hand and the Bank on the other.

30  NO INDULGENCE

    No indulgence or extension of time shown or allowed by the Bank to the Borrower shall operate as an estoppel or waiver against the Bank. No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder will constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

31  PRESCRIPTION

    The Borrower waives all rights under the prescription laws of the Republic of South Africa.

32  SEVERABILITY

    Any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed

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    from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

33  RENUNCIATION OF BENEFITS

    The Borrower expressly waives and renounces all the benefits from the legal exceptions non numeratae pecuniae (the Borrower renounces the benefit of the exception that the money was not actually paid to it), non causa debiti (the Borrower renounces the benefit that there was no cause for the obligation in respect of the indebtedness), errore calculi (the Borrower waives the benefit of the legal exception that where there is an element of accountancy, that errors of calculation occurred), revision of accounts, no value received and all the other legal benefits and exceptions (the Borrower renounces the benefits that, where there is more than one debtor, e joint debtor is only liable for his pro rata share of the debt, the right to require that the creditor proceeds against the principal debtor first and thereafter against a surety, the benefit that a suretyship must be apportioned among the sureties and that there was no causa for the transaction), the meaning and effect of which exceptions the Borrower declares itself to be fully acquainted.

34  NOTICES

34.1  GIVING OF NOTICES

      A notices, copies of invoices, or other communications under or in connection with this Agreement ("notices") shall be given in writing, and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

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34.1.1      if by letter, when delivered, or on actual receipt; and

34.1.2      if by facsimile, when received in legible form.

      However, a notice given in accordance with the above but received on a non-Business Day or after normal business hours in the place of receipt will only be deemed to be given on the next Business Day at that place.

34.2  E-MAIL

      Copies of invoices or other communications, save for formal notices in terms of this agreement, may be communicated via e-mail to the addresses contained in clause 34.3 below. The party sending the e-mail will be obliged to prove the receipt of such e-mail by the party to which it was dispatched.

34.3  ADDRESSES FOR NOTICES

      The address, e-mail address and facsimile numbers of the Borrower are as follows:

            C/o Cash Paymaster Services (Proprietary) Limited
            4 Floor
            North Wing
            President Place
            Cnr Jan Smuts Avenue & Bolton Road
            Rosebank
            Johannesburg
            E-mail address: nolac@net-1.org; hermarik@net-1.org;
            nandap@net-1.orq; anjal@net-1.org
            Fax: (011)8807080
            Marked for Attention: The Financial Director

      The address, e-mail address and facsimile numbers of the Bank are as follows:

            Nedbank Limited
            Corporate & International Credit
            Nedcor Sandton
            135 Rivonia Road
            Sandown

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            2196

            E-mail address: AndreVa@nedcor.co.za:
            KandisS@nedcor.co.za; AngelinaV@nedcor.co.za;
            SandileS@nedcor.co.za; RobertS@nedcor.co.za;
            AnnaS@nedcor.co.za
            Marthak@nedcor.co.za
            Facsimile: (011)294-1333
            Marked for Attention: Assistant General Manager: Corporate and International Credit

      or such other addresses for notice as the Bank may notify to the Borrower or vice versa, by not less than 5 (Five) Business Days' notice.

35  GOVERNING LAW

    This Agreement is governed by the laws of the Republic of South Africa.

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                                   SIGNATORIES

 SIGNED AT _________________________________________ on this _______ day of
 ______________________________________ 2002.

For and on behalf of Cash Paymaster Services Eastern Cape (Proprietary) Limited (who warrant that they are duly authorised hereto :

Name : ___________________________________  Name : _____________________________

Identity Number : ________________________  Identity Number : __________________

Designation : ____________________________  Designation : ______________________

Signature : ______________________________  Signature : ________________________

WITNESSES:

1. _______________________________________  2. _________________________________

SIGNED AT ________________________________________________ on this ______ day of
_________________________ 2003

For and on behalf of NEDBANK LIMITED
(who warrant that they are duly authorised hereto) :

Name : ___________________________________  Name : _____________________________

Identity Number : ________________________  Identity Number : __________________

Designation : ____________________________  Designation : ______________________

Signature : ______________________________  Signature : ________________________

WITNESSES:

1. _______________________________________  2. _________________________________

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